Exhibit 23.2

802 N Washington St

                                                                                                                                                                                                                                                               Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (SEC File Number yet to be assigned) as filed with the SEC of our audit report dated January 11, 2019, with respect to the balance sheets of Zamee Corp. as of November 30, 2018 and November 30, 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended November 30, 2018 and the period from February 17, 2017 (inception) to November 30, 2017.  Our report dated January 11, 2019, relating to those financial statements, includes an emphasis of matter paragraph relating to substantial doubt as to Zamee Corp.'s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC

Spokane, Washington

January 11, 2019